EXHIBIT 10.20

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into as of this 16th day of December, 2005, between GERMAN AMERICAN BANCORP, an Indiana corporation (“Buyer” or “Company,” as in context may be appropriate), and BUEHLER FOODS, INC., an Indiana corporation, (“Seller”), the Debtor-in-Possession in a case under Chapter 11 of the United States Bankruptcy Code pending in the United States Bankruptcy Court for the Southern District of Indiana under Case No. 05 70961-BHL-11 (the “Bankruptcy Case”).

Recitals

A.           Seller owns, of record and beneficially, 440,747 shares (the “Subject Shares”) of the issued and outstanding common stock of the Company and accompanying preferred stock purchase rights (the entire class of such common stock, together with such rights, being hereafter referred to as the “Common Shares”), which Subject Shares are evidenced by the stock certificates identified by Exhibit A hereto that are registered in the name of the Seller (the “Certificates”).

B.           The Common Shares are listed for quotation on the National Market System of the Nasdaq Stock Market under the symbol “GABC.”

C.           The Company, from time to time, in its discretion, purchases Common Shares in open market or privately-negotiated purchases.

D.           In recognition of the difficulty in marketing in an orderly way a large block of Common Shares such as the Subject Shares at market prices that prevail from time to time for smaller transactions, and in order to avoid the brokerage costs and potential loss of market value that could result from any attempt to sell all or part of the Subject Shares in such open market transactions, the Seller after the commencement of the Bankruptcy Case contacted the Buyer to solicit the interest of the Buyer in buying the Subject Shares in an arms-length, negotiated block transaction, and the parties identified a mutually-acceptable purchase price.

E.           Upon motion for authorization filed by the Seller on December 7, 2005, the Court in open hearing held December 13, 2005, authorized Seller to sell to Buyer all of the Subject Shares for the purchase price set forth in Article I of this Agreement, free and clear of all liens, claims, interests and encumbrances pursuant to Section 363(f) of the Bankruptcy Code, and Seller and Buyer now wish to complete the purchase and sale of the Subject Shares as authorized by the Court and to execute and deliver this Agreement to memorialize the terms and conditions of such sale and to evidence the closing of such transaction.

Terms and Conditions

In consideration of the foregoing recitals and of the respective agreements and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.

PURCHASE AND SALE

Section 1.1.       Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement, Buyer hereby purchases from Seller and Seller hereby sells, transfers, assigns and delivers to Buyer all of Seller’s right, title and interest in and to the Subject Shares, free and clear of all liens, claims and encumbrances pursuant to Section 363(f) of the Bankruptcy Code.

Section 1.2.       Consideration. The aggregate amount being paid by Buyer to Seller for the Subject Shares is Five Million, Five Hundred Nine Thousand, Three Hundred Thirty Seven Dollars and Fifty Cents ($5,509,337.50) (the “Purchase Price”), representing $12.50 per share for each of the Subject Shares.

Section 1.3.       Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) has taken place at the principal executive offices of the Company concurrently with the execution and delivery by the parties of this Agreement (the “Closing Date”). At the Closing, Seller has, or has caused to be, delivered the Certificates to Buyer, accompanied by duly executed stock power(s) (each bearing the signature of a duly authorized officer of Seller, medallion guaranteed), receipt of which is hereby acknowledged by the Buyer, against delivery by the Buyer to Seller’s escrow account with The German American Bank of immediately-available funds in the amount of the Purchase Price, payable by check or wire transfer, receipt of which is hereby acknowledged by the Seller. From and after the Closing, Seller and Buyer each shall promptly execute and deliver any other documents or instruments reasonably required in order to comply with the terms of this Agreement or to give full effect to the transactions contemplated hereby.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

Section 2.1.       Authorization. Seller is a corporation duly organized and existing under the Indiana Business Corporation Law. Seller has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by Seller’s Board of Directors, and executed and delivered by Seller and constitutes Seller’s valid and binding obligation enforceable against Seller in accordance with its terms.

Section 2.2.      No Conflict. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder, and the consummation of the transaction contemplated hereby, do not and will not (a) conflict with or result in a breach or default under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Seller is a party or by which Seller or its assets or properties may be bound; or (b) violate any judgment, order, writ, injunction, or decree of any court or governmental authority applicable to Seller.

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Section 2.3.       Title to the Subject Shares. Prior the sale to Buyer hereunder, Seller had good and marketable title to the Subject Shares. At the Closing, Buyer acquired good, marketable and unencumbered title thereto, free and clear of all security interests, pledges, liens, restrictions, charges, encumbrances, conditional sales agreements, options, or other obligations, and the same will not be subject to any adverse claims.

Section 2.4.       Disclosures. Seller acknowledges that Buyer has not solicited the offer or sale of the Subject Shares to Buyer; that Seller has reviewed all reports filed by the Company under the federal securities laws with the Securities and Exchange Commission (all of which are available for review through the link to the Company’s SEC filings that is found on the Company’s Internet web site); and that Seller has had the opportunity to avail itself of all financial, investment, legal, accounting and tax advice that it has deemed necessary in connection with its decision to offer to sell the Subject Shares to the Buyer and to execute and deliver this Agreement to the Buyer.

Section 2.5.       No Brokerage. Seller has not engaged any securities broker dealer, finder or other person in connection with any offer or sale of the Subject Shares, and no brokerage commission, finders fee or other remuneration will be payable by any party in respect of the sale of the Subject Shares pursuant to this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

Section 3.1.       Authorization. Buyer is a corporation duly organized and existing under the Indiana Business Corporation Law. Buyer has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized by Buyer’s Board of Directors and executed and delivered by Buyer and constitutes Buyer’s valid and binding obligation, enforceable against Buyer in accordance with its terms.

Section 3.2.      No Conflict. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder, and the consummation of the transaction contemplated hereby, do not and will not (a) conflict with or result in a breach or default under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Buyer is a party or by which Buyer or its assets or properties may be bound; or (b) violate any judgment, order, writ, injunction, or decree of any court or governmental authority applicable to Buyer.

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ARTICLE IV.

MISCELLANEOUS

Each party shall bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes and replaces in whole any prior oral or written agreement of the parties as to the subject matter contained herein. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute the same instrument.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

“SELLER”

BUEHLER FOODS, INC.

By: /s/ David G. Buehler David G. Buehler, Chairman of the Board and Chief Executive Officer

“BUYER”

GERMAN AMERICAN BANCORP

By: /s/ Mark A. Schroeder Mark A. Schroeder, President and Chief Executive Officer

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